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                                                                     EXHIBIT 5.1

   OPINION OF WILLIAM D. EGGERS, SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF
                CORNING INCORPORATED, AS TO THE LEGALITY OF THE
                          SECURITIES BEING REGISTERED.

December 27, 1999

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
Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
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Ladies and Gentlemen:

    I refer to the registration statement on Form S-4 (the "Registration Statement") being filed by Corning Incorporated, a New York corporation ("Corning"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to [19,366,702] shares of common stock, par value $0.50 per share, of Corning (the "Shares"), to be issued in connection with the merger of Oak Industries Inc., a Delaware corporation and Riesling Acquisition Corporation, a Delaware corporation and a subsidiary of Corning (the "Merger Sub"), pursuant to the Agreement and Plan of Merger dated as of November 13, 1999 among Oak Industries Inc., Corning and the Merger Sub (the "Merger Agreement").

    I am familiar with the terms of the Merger Agreement, and the proposed issuance of the Shares thereunder, and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

    Based on the foregoing, I am of the opinion that:

    1. Corning is duly incorporated and validly existing under the laws of the State of New York; and

    2.  The Shares will be legally issued, fully paid and nonassessable when
       (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) certificates representing the Shares have been duly executed, countersigned and registered and duly delivered in accordance with the terms of the Merger Agreement.

    I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the heading "LEGAL MATTERS" contained in the Proxy Statement/ Prospectus forming a part of the Registration Statement.

                                          Very truly yours,
                                          /s/ William D. Eggers

                                          William D. Eggers
                                          Senior Vice President and
                                          General Counsel